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                                   Exhibit 21

                            Subsidiaries of UNB Corp.


    Registrant                                             Percent of Ownership

I.  UNB Corp.

    A.  United National Bank & Trust Company                       100%
        (National Banking Association)

        1.  620 Market Community Redevelopment Corporation         100%


    B.  United Banc Financial Services, Inc.                       100%

    C.  United Insurance Agency, Inc.                              100%

    D.  United Mortgage Corporation                                100%


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